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                                                                 EXHIBIT 5.1


                                  May 14, 1998


Board of Directors
PNC Bank Corp.
249 Fifth Avenue
Pittsburgh, Pennsylvania  15222

         Re:      PNC Bank Corp.
                  PNC Capital Trust C
                  PNC Capital Trust D
                  PNC Capital Trust E
                  PNC Capital Trust F
                  Registration Statement on Form S-3
                  File No. 333-50651

Ladies and Gentlemen:

         This opinion is issued in connection with the Registration Statement on Form S-3 (the "Registration Statement") of PNC Bank Corp., a Pennsylvania corporation (the "Corporation"), and PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E, and PNC Capital Trust F, each a Delaware business trust (collectively, the "Trusts"), filed with the Securities and Exchange Commission (the "Commission"), relating to (i) capital securities representing beneficial ownership interests in the Trusts (the "Capital Securities"), (ii) junior subordinated deferrable interest debentures to be issued by the Corporation (the "Junior Subordinated Debentures"), and (iii) guarantees by the Corporation of certain obligations of the Trusts related to the Capital Securities (the "Guarantees").

         As Senior Counsel to the Corporation, I have examined: (i) the form of the Junior Subordinated Indenture (the "Indenture") to be entered into by the Corporation and Bankers Trust Company, as Debenture Trustee, filed as Exhibit
4.10 to the Registration Statement; (ii) the form of the Guarantee Agreements (each a "Guarantee Agreement") to be entered into by the Corporation and Bankers Trust Company, as Guarantee Trustee, filed as Exhibit 4.13 to the Registration Statement; (iii) the Registration Statement and the Exhibits filed with it and as of this date incorporated therein by reference; and (iv) the resolutions adopted by the Executive Committee of the Corporation's Board of Directors at a meeting held on April 2, 1998. I have also examined such records, certificates and other documents relating to the Corporation and the Trusts that I have considered necessary or appropriate for the purposes of this opinion.

         In making such examination and rendering the opinions set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity to originals of all documents submitted to me as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents.

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Board of Directors
PNC Bank Corp.
May 14, 1998
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         I have also assumed that: (i) the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Securities Act of 1933, as amended (the "Act"), at the time of issuance, offering and sale of any such Capital Securities, Junior Subordinated Debentures or Guarantees and (ii) the Indenture and the Guarantee Agreement will be executed and delivered in substantially the forms filed as Exhibits to the Registration Statement.

         I am admitted to practice law in the Commonwealth of Pennsylvania and do not express any opinion on any laws other than the laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States of America. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or should the agreements or other documents (or forms thereof) that I have examined in connection with this opinion hereafter be changed.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

         1. With respect to the Junior Subordinated Debentures to be issued under the Indenture, when (i) such Indenture has been validly executed and delivered by the Corporation and by the Debenture Trustee, (ii) the definitive terms and conditions of such Junior Subordinated Debentures have been duly established in accordance with the provisions of the Indenture, and (iii) such Junior Subordinated Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture and, upon payment of the consideration therefor as contemplated by the Registration Statement, such Junior Subordinated Debentures will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

         2. With respect to the Guarantee to be issued pursuant to each Guarantee Agreement, when such Guarantee Agreement has been validly executed and delivered by the Corporation and by the Guarantee Trustee, the Guarantee will constitute a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

         My opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.



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Board of Directors
PNC Bank Corp.
May 14, 1998
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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in Part I of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ JOHN F. FULGONEY
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                                        John F. Fulgoney
                                        Senior Counsel